Exhibit 99.1

CTC MEDIA VERTICALLY INTEGRATES INTO PROGRAM RIGHTS MANAGEMENT AND PRODUCTION: ACQUIRES TWO RUSSIAN PRODUCTION COMPANIES

MOSCOW — December 19, 2007 — CTC Media, Inc. (NASDAQ: CTCM), a leading television broadcaster in Russia, announced today that it is creating an in-house proprietary program rights management and production function, in conjunction with signing definitive agreements to acquire 100% ownership in Russian production companies COSTAFILM and SOHO MEDIA for an aggregate purchase price of approximately $50 million in cash payable over three years. These transactions are expected to close in the first quarter of 2008.

CTC Media will acquire COSTAFILM for approximately $40 million, of which $11 million will be payable to the owners upfront, and the remaining $29 million structured as an earn-out payable in three installments through 2010 subject to meeting annual performance criteria. COSTAFILM is a private and management-owned Russian production company specializing exclusively on programming for CTC. Among its products are the long-running series Cadets and the original Russian sitcom Daddy’s Girls, both among CTC’s most successful recent programs.

CTC Media will acquire SOHO MEDIA for $10 million, which includes a $6 million earn-out component payable in three installments through 2010, subject to meeting annual performance criteria. SOHO MEDIA is a privately held Russian production company owned by its management, including prominent Russian television producer Sergey Kalvarsky. SOHO MEDIA specializes in the production of entertainment TV shows, such as the highly popular Minute of Fame and The Great Race for Channel One, the largest Russian TV channel in terms of market share.

Alexander Rodnyansky, Chief Executive Officer of CTC Media, said, “Building a proprietary library of intellectual property rights provides the potential for multiple monetization of our programming across different markets and platforms, one of the cornerstones of our long-term growth strategy. We have been opportunistically securing the rights to our recent original programming, thus laying the foundation of our content library. The next logical step for us in execution of our vertical integration strategy is setting up a separate function responsible for program library management and production. COSTAFILM and SOHO MEDIA will provide the talent and managerial resources that will form the basis of this function. The immediate benefits from the acquisitions will include streamlining of the production process and better control over costs of Russian series and shows, which are the most important part of our primetime schedule, and additional leverage in our negotiations with independent production companies.”

About CTC Media, Inc.

Based in Moscow, CTC Media, Inc. was formed in 1989 to pursue commercial media and advertising opportunities in Russia. The Company owns and operates the CTC television network, whose signal is carried by more than 350 affiliate stations, including 18 owned-and-operated stations; and the Domashny television network, whose signal is carried by over 220 affiliate stations, including 11 owned-and-operated stations. The Company is traded on the NASDAQ Global Select Market under the symbol: “CTCM”. For more information on CTC Media, please visit: www.ctcmedia.ru.

# # #

Contacts:

CTC Media, Inc.

Dmitry Barsukov, Katya Ostrova (investors)

+ 7 495 783 3650

Brainerd Communicators, Inc.

Jenna Focarino (media)

Michael Smargiassi (investors)

+1 212 986 6667

Certain statements in this press release that are not based on historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements, which include, among other things, our ability to execute on our growth strategy, reflect the Company’s current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual future results to differ from those expressed by forward-looking statements include, among others, risks related to further limitations on the amount of advertising time permitted on Russian television from 2008; changes in the size of the Russian television advertising market; our ability to deliver audience share, particularly in primetime, to our advertisers; free-to-air television remaining a significant advertising forum in Russia; our reliance on a single television advertising sales house for substantially all of our revenues; and restrictions on foreign involvement in the Russian television business. These and other risks are described in the “Risk Factors” section of CTC Media’s quarterly report on Form 10-Q filed with the SEC on October 30, 2007. Other unknown or unpredictable factors could have material adverse effects on CTC Media’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur.  You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.